EXHIBIT 4.1

CUSIP

SMSA GAINESVILLE ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SEE REVERSE FOR
COMMON STOCK	CERTAIN DEFINITIONS

SPECIMEN

This
certifies
that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.001 PAR VALUE, OF

SMSA GAINESVILLE ACQUISITION CORP.

(hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of the Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Corporation, as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsmile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATE:

[CORPORATE SEAL OMITTED]

Countersigned:
PRESIDENT	SECURITIES TRANSFER CORPORATION
P.O. Box 701629
Dallas, TX 75370
By:

SECRETARY	___________________________________
TRANSFER AGENT-AUTHORIZED SIGNATURE